UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2022

Eterna Therapeutics Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1035 Cambridge Street, Suite 18A
Cambridge, MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

10355 Science Center Drive, Suite 150, San Diego, CA 92121
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.005 per share	ERNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 23, 2022, Eterna Therapeutics Inc. (the “Company”) received written notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) on November 22, 2022 stating that the Company’s stockholders’ equity of approximately $8.8 million, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, fails to comply with the minimum $10.0 million stockholders’ equity requirement for continued listing on the Nasdaq Global Market in accordance with Nasdaq Listing Rule 5450(b)(1)(A).  The Notice provided that the Company may consider applying to transfer the listing of the Company’s common stock, par value $0.005 per share (the “common stock”) to The Nasdaq Capital Market, subject to the Company submitting an online transfer application, paying the requisite fee and satisfying such market’s continued listing requirements.

On December 29, 2022, the Company’s board of directors (the “Board”) authorized the Company to apply to transfer the listing of its common stock from the Nasdaq Global Market to The Nasdaq Capital Market, and, on  January 2, 2023, the Company applied to transfer the listing of its common stock to The Nasdaq Capital Market (the “Transfer”).. The Nasdaq Capital Market operates in substantially the same manner as The Nasdaq Global Market, with issuers listed on The Nasdaq Capital Market tier required to meet certain financial and corporate governance requirements to qualify for continued listing.  The Company currently expects that, upon consummation of the Transfer, the common stock will continue to trade under the symbol “ERNA”, and the Company expects to file a Current Report on Form 8-K at such time as it can confirm the date of the Transfer.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On December 30, 2022, the Board appointed Dr. Matthew Angel as the Company’s President and Chief Executive Officer (principal executive officer) effective January 1, 2023 (the “Start Date”). Prior to such appointment, Dr. Angel had been serving as the Company’s as interim President and Chief Executive Officer.

Dr. Angel, 41 years old, is the co-founder of Factor Bioscience Inc. (“Factor”), a biotechnology company focused on developing mRNA and cell-engineering technologies, and has served as its President, Chief Executive Officer and Chairman of its Board of Directors since 2011. In 2020, Dr. Angel co-founded, Exacis Biotherapeutics Inc., an immuno-oncology company, for which he serves as the Scientific Advisory Board Chair. Dr. Angel previously served as the Chief Science Officer, Secretary, Treasurer and as a director of Exacis Biotherapeutics Inc. (“Exacis”), and as the Chief Science Officer, Secretary and as a director of Novellus, Inc. (“Novellus”), a pre-clinical stage biotechnology company focused on developing engineered cellular medicines using its licensed, patented non-immunogenic mRNA, from 2014 until the sale of Novellus to the Company in July 2021 (the “Novellus Acquisition”). Dr. Angel received a Ph.D from the Massachusetts Institute of Technology in 2012 and a B.S. in Engineering from Princeton University in 2003.

In connection with his appointment as President and Chief Executive Officer, the Company entered into an offer letter with Dr. Angel, dated as of December 30, 2022 (the “Angel Offer Letter”). The Angel Offer Letter offers Dr. Angel at-will employment as the President and Chief Executive Officer for a term commencing on the Start Date and continuing until terminated by either the Company or Dr. Angel. Pursuant to the Angel Offer Letter, the Company and Dr. Angel agreed to negotiate in good faith and execute and deliver a formal, written employment agreement within 30 days following the date of the Angel Offer Letter, consistent with the terms of the Angel Offer Letter and containing such other terms and conditions as are mutually acceptable to Dr. Angel and the Company, including severance provisions and restrictive covenant provisions that appropriately take into account Dr. Angel’s affiliations with Factor and its affiliated entities (the “Angel Employment Agreement”).

Under the terms of the Angel Offer Letter, the Company will pay Dr. Angel an annual base salary of $350,000, which amount is subject to periodic review by the Board or its compensation committee, and a cash signing bonus equal to $210,959 within ten days of the Start Date, which signing bonus represents the salary Dr. Angel would have earned for the period during which he served as interim President and Chief Executive Officer, had the Angel Employment Agreement been in effect at the beginning thereof.  Dr. Angel did not receive a salary or other cash compensation during his tenure as interim President and Chief Executive Officer.  Dr. Angel will be eligible to receive a performance bonus equal to two percent of the gross proceeds actually received by the Company pursuant to all licensing, option, collaboration, partnership, joint venture, settlement, other similar agreements entered into by the Company, or other actions, judgments, or orders that generate cash proceeds to the Company, that are originated, negotiated and/or entered into by the Company during Dr. Angel’s employment (commencing on May 26, 2022) with the Company, subject to certain conditions to be set forth in the Angel Employment Agreement, including that Dr. Angel has not voluntarily resigned other than for good reason or has been terminated for cause.

In accordance with the terms of the Angel Offer Letter, Dr. Angel is entitled to receive equity awards, consisting of a new time-based nonqualified stock option under the Company’s Restated 2020 Stock Incentive Plan (the “Option Grant”) within ten days of the Start Date, covering a number of shares of common stock, inclusive of all equity awards previously issued to Dr. Angel, equal to 5.0% of the issued and outstanding shares of the common stock as of the Start Date. The exercise price of the Option Grant will equal the fair market value of the shares of common stock underlying the Option Grant. The Option Grant shall vest such that 50% of the aggregate of the Option Grant and the option previously granted to Dr. Angel on August 1, 2022 were fully vested on the Start Date and the remaining portion of the Option  Grant will vest in substantially equal monthly installments over the 36 months following the Start Date. Vesting generally requires Dr. Angel’s continued employment through the relevant vesting date.

The Angel Offer Letter provides Dr. Angel will be eligible for (a) reimbursement of reasonable business expenses, (b) participation in the Company’s benefit plans and (c) paid vacation days in accordance with the Company’s policies, as in effect from time to time.

The foregoing description of the Angel Offer Letter is only a summary and is qualified in its entirety by reference to the full text of the Angel Offer Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

There are no family relationships between Dr. Angel and any director or executive officer of the Company, and, except as set forth below, Dr. Angel does not have any other direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Dr. Angel and any other persons pursuant to which he was selected as Chief Executive Officer and President.

Certain Relationships and Related Party Transactions with Dr. Angel

As previously reported, the Company paid consideration totaling approximately $124.0 million in respect of the Novellus Acquisition, which consisted of (a) $22.8 million in cash and (b) approximately 7,022,000 shares of common stock, which under the terms of the agreement and plan of acquisition, dated as of July 16, 2021, by and between the Company, Novellus and the other parties thereto (the “Novellus Acquisition Agreement”), were valued at a total of $102.0 million, based on a price of $14.5253 per share of common stock. In connection with the Novellus Acquisition, (i) Factor, of which Dr. Angel beneficially owns approximately 64% of its outstanding equity, received approximately $1.7 million in cash consideration from the Company and approximately 2,581,000 shares of common stock, and (ii) Dr. Angel received approximately $2.0 million in cash consideration from the Company and approximately 623,000 shares of common stock. In addition, Dr. Angel also received approximately 286,000 shares of common stock, which the Company had placed in escrow for a period that ended on July 16, 2022 to secure indemnification obligations to the Company under the Novellus Acquisition Agreement.

As previously reported, on April 26, 2021, Eterna Therapeutics LLC, formerly known as Brooklyn ImmunoTherapeutics LLC (“Eterna LLC”), a subsidiary of the Company, entered into an exclusive license agreement (the “License Agreement”), with Novellus Therapeutics Limited, a subsidiary of Novellus and, following the Novellus Acquisition, a wholly owned subsidiary of the Company (“Novellus Limited”), and Factor Bioscience Limited, a wholly owned subsidiary of Factor (“Factor Limited” and together with Novellus Limited, the “Licensors”), to license the Licensors’ intellectual property and mRNA cell reprogramming and gene editing technology for use in the development of certain cell-based therapies to be evaluated and developed for treating human diseases, including certain types of cancer, sickle cell disease, and beta thalassemia. Pursuant to the License Agreement, Eterna LLC paid the Licensors a total of $4.0 million in connection with the execution of the License Agreement. The completion of the Novellus Acquisition relieved the Company of potential obligations to pay Novellus Limited certain upfront fees, clinical development milestone fees and post-registration royalties under the License Agreement, but the agreements with Factor under the License Agreement and Novellus-Factor License Agreement (as defined below) remained unchanged prior to the Amendment (as defined below). Pursuant to the License Agreement, Eterna LLC paid Factor Limited an additional $2.5 million in October 2021 and was obligated to pay Factor Limited $3.5 million in October 2022, which obligation Factor Limited waived in full in connection with the execution of the MSA (as defined below).

As previously reported, on November 22, 2022 (the “Amendment Effective Date”), the Company entered into a First Amendment (the “Amendment”) to the License Agreement (as amended by the Amendment, the “Amended Factor License Agreement”), by and among Eterna LLC, Novellus Limited, and Factor Limited. Pursuant to the Amendment, among other things, Factor Limited granted to Eterna LLC an exclusive, sublicensable license under certain patents owned by Factor Limited (the “Factor Patents”) for the purpose of identifying and pursuing certain opportunities to grant to third parties sublicenses to the Factor Patents. The Amendment also (i) terminated the Novellus-Factor License Agreement (as defined below), (ii) confirmed Factor’s grant to Eterna LLC of the rights and licenses Novellus Limited previously granted to Eterna LLC under the Novellus-Factor License Agreement on the same terms and conditions as granted by Novellus Limited to Eterna LLC under such agreement, (iii) confirmed that sublicense granted by Novellus Limited in accordance with the Novellus-Factor License Agreement to NoveCite, Inc. (the “NoveCite Agreement”), in which the Company has a 25% ownership interest (“NoveCite”), survives termination of the Novellus-Factor License Agreement; and (iv) removed Novellus from the Amended Factor License Agreement and the NoveCite Agreement and replaced Novellus with Factor Limited as the direct licensor to Eterna LLC and NoveCite under such agreements, respectively.

On November 1, 2020, Novellus Limited and Factor Limited entered into the Third Amended and Restated Exclusive License Agreement, dated as of November 1, 2020 (the “Novellus-Factor License Agreement”), by and between Novellus Limited and Factor Limited, pursuant to which Factor Limited granted to Novellus Limited an exclusive license under certain patents owned by Factor Limited for the development of certain stem cell-based cellular therapies for treating diseases and conditions in humans and animals (the “Novellus-Factor Licensed Technology”), and under which Novellus Limited in turn, under the License Agreement, granted a sublicense to Eterna LLC to use the Novellus-Factor Licensed Technology to develop, use and commercialize certain stem cell-based therapy products for use in the treatment of cancer in humans. As previously reported, on November 1, 2022, one of the delineated milestone deadlines for certain regulatory filings required under the Novellus-Factor License Agreement expired, which permitted Factor Limited to terminate the license granted to Novellus Limited thereunder, subject to Factor Limited’s agreement under the License Agreement that upon such a termination of the Novellus-Factor License Agreement, the rights and licenses granted to Eterna LLC by Novellus under the License Agreement would survive such termination of the Novellus-Factor License Agreement, and Factor Limited’s agreement to grant to Eterna LLC such rights and licenses on the same terms and conditions as granted by Novellus Limited to Eterna LLC under the License Agreement, which agreement was effected by the Amendment.  Similarly, under the Amendment, the NoveCite Agreement was continued as a direct license between Factor Limited and NoveCite.

Pursuant to the Amendment, the Company agreed to guaranty all payments and other obligations of Eterna LLC owed to Factor Limited under the Amended Factor License Agreement. The exclusive license granted to Eterna LLC under the Amendment is subject to sublicenses or other rights previously granted by Factor Limited to third parties as of November 1, 2022. The term of the license granted under the Amendment is five years from the Amendment Effective Date and is extendable for an additional two and a half years if Eterna LLC receives at least $100 million from sublicenses granted by it with respect to the sublicensing opportunities contemplated by the Amendment. Eterna LLC may not develop or commercialize products by itself under the license granted in the Amendment, but it maintains its right to develop and commercialize the products specified under the License Agreement.

Under the Amendment, Eterna LLC agreed to pay to Factor Limited 20% of the sublicense fees received by Eterna LLC under the sublicenses granted with respect to the sublicensing opportunities that are identified during the first five-year term of the license granted under the Amendment and 30% of any sublicense fees received by Eterna LLC under the sublicenses granted with respect to the sublicensing opportunities that are identified during the potential two and a half year extension period of the term of the license granted under the Amendment. Eterna LLC also agreed to pay the expenses incurred by Factor Limited in preparing, filing, prosecuting and maintaining the Factor Patents and has agreed to bear all costs and expenses associated with enforcing and defending the Factor Patents in any action or proceeding arising from pursuit of sublicensing opportunities under the license granted in the Amendment.

Additionally, during the term of the license granted under the Amendment, Eterna LLC may identify two opportunities as “Surviving Opportunities” for which Eterna LLC may pursue sublicense for up to four years following termination of the license granted under the Amendment and collect any compensation received under any such sublicenses, subject to payment to Factor Limited of the fees to which it is entitled under the Amendment. Upon the termination of the license granted under the Amendment and in the event the parties are unable to resolve any dispute regarding the Surviving Opportunities, or at Eterna LLC’s election, Factor Limited agreed to assume the Surviving Opportunities and pay to Eterna LLC 80% of all amounts received by Factor Limited pursuant to sublicenses entered into with respect to such Surviving Opportunities within the four-year period following such termination.

On September 9, 2022, the Company, entered into a Master Services Agreement with Factor, pursuant to which Factor has agreed to provide services to the Company as agreed between the Company and Factor and set forth in one or more work orders under such agreement (including the first work order thereunder, the “MSA”). Under the MSA, Factor agreed to provide the Company with mRNA cell engineering research support services, including access to certain facilities, equipment, materials and training, and the Company agreed to pay Factor an initial fee of $5,000,000, payable in twelve equal monthly installments of $416,667. Following the initial 12-month period, the Company agreed to pay Factor a monthly fee of $416,667 until such time as the first work order under the MSA is terminated.

The Company may terminate the first work under the MSA on or after the second anniversary of the date of the MSA, subject to providing Factor with 120 days’ prior notice. Factor may terminate such work order only on and after the fourth anniversary of the date of the MSA, subject to providing the Company with 120 days’ prior notice. The MSA contains customary confidentiality provisions and representations and warranties of the parties, and the MSA may be terminated by ether party upon 30 days’ prior notice, subject to any superseding termination provisions contained in a particular work order.

On October 8, 2022, the Company entered into an option agreement (the “Option Agreement”) with Exacis, pursuant to which Exacis granted the Company the option to negotiate and enter into an exclusive worldwide license to certain of the technology licensed by Exacis for the treatment of cancer in humans. The Option Agreement provided that the Company would pay Exacis a fee of $250,000 for the option, which would be creditable against the fees or purchase price payable under any such license if entered into by the Company in accordance with Option Agreement. The Company did not exercise the option, and the Option Agreement terminated on December 31, 2022.

The foregoing description of the Novellus Acquisition Agreement, the License Agreement, the Amendment and the MSA is only a summary and is qualified in its entirety by reference to the full text of the Novellus Acquisition Agreement, the License Agreement, the Amendment and the MSA, which the Company filed as Exhibit 10.1 to its Current Report on Form 8-K filed with the SEC on July 19, 2021 (filed at 4:05 p.m. EDT), as Exhibit 10.3 to its Current Report on Form 8-K filed with the SEC on April 30, 2021, as Exhibit 10.1 to its Current Report on Form 8-K filed with the SEC on November 22, 2022, and as Exhibit 10.1 to its Current Report on Form 8-K filed with the SEC on September 15, 2022, respectively, and are incorporated by reference in this Item 5.02.

Forward-Looking Statements

Certain matters discussed in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Transfer. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, that the common stock will continue to trade under the symbol “ERNA”. These forward-looking statements speak only as of the date hereof, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of the Company, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for risks and uncertainties related to the Company’s business which may affect the statements made in this this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1#	Angel Offer Letter, dated December 30, 2022, by and among Eterna Therapeutics Inc. and Dr. Matthew Angel.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Management contract or compensation plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eterna Therapeutics Inc.

Dated: January 4, 2023	By:	/s/ Andrew Jackson
Andrew Jackson
Chief Financial Officer